UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2014

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

John Wakelin, who has served as a member of the Board of Directors (the “Board”) of Novatel Wireless, Inc. (the “Company”) since May 2009, has resigned from the Board effective as of August 3, 2014. Mr. Wakelin’s decision to tender his resignation was not the result of any disagreement with respect to the Company’s operations, policies or practices.

(c) and (e)

On August 4, 2014, the Company entered into an employment agreement with Alex Mashinsky, age 48, pursuant to which Mr. Mashinsky will serve as the Company’s Chief Executive Officer for an initial term expiring on December 31, 2014. Under the terms of the agreement, Mr. Mashinsky will be entitled to receive an annual salary of $329,000 as compensation for his services as Chief Executive Officer and will have the opportunity to earn an incentive award equal to $282,000, to the extent that the Board determines that the Company has achieved certain performance goals. Upon entering into the agreement, Mr. Mashinsky was granted 72,308 restricted stock units (“RSUs”) under the Company’s 2009 Omnibus Incentive Compensation Plan which vest in equal increments over the initial term of Mr. Mashinsky’s employment. In the event that Mr. Mashinsky is terminated by the Company without “cause” or resigns for “good reason” (each as defined in his employment agreement) during the term of the employment agreement, Mr. Mashinsky will be entitled to receive the balance of his salary through the end of the initial term and the full amount of the incentive award, if any, that would have otherwise become payable to Mr. Mashinsky had his employment not been terminated. In addition, all RSUs held by Mr. Mashinsky which are not then vested will vest in full.

As previously disclosed, Mr. Mashinsky, who is also a member of the Board, has served as interim Chief Executive Officer of the Company since June 2014. Mr. Mashinsky’s biographical information was previously disclosed in the Company’s definitive proxy statement for the 2014 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 30, 2014. There are no arrangements or understandings between Mr. Mashinsky and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Mashinsky and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of Mr. Mashinsky’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 4, 2014, by and between the Company and Alex Mashinsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

Date: August 5, 2014	By:	/s/ Thomas D. Allen
Thomas D. Allen
Interim Chief Financial Officer